                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           MID-AMERICA REALTY INVESTMENTS, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                      MID-AMERICA REALTY INVESTMENTS, INC.
                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                                 TO BE HELD ON
                                 APRIL 26, 1995

To the Shareholders of Mid-America Realty Investments, Inc.:

    Notice is hereby given that the Annual Meeting of Shareholders will be held at 10:00 a.m. on Wednesday, April 26, 1995 at the Marriott Hotel, 10220 Regency Circle, Omaha, Nebraska for the following purposes:

    (1) To elect directors to serve for the following year.

    (2) To approve the Company's 1995 Stock Plan.

    (3) To ratify the appointment of independent public accountants.

    (4) To transact such other business as may properly come before the meeting.

    The Directors have fixed the close of business on March 3, 1995 as the record date for shares entitled to vote at the meeting.

    IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, SHAREHOLDERS ARE URGED TO DATE, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE.
                                          Jerome L. Heinrichs
                                          Chairman and Chief Executive Officer

March 10, 1995

                      MID-AMERICA REALTY INVESTMENTS, INC.
                             11506 Nicholas Street
                                   Suite 100
                             Omaha, Nebraska 68154

                                PROXY STATEMENT

    This Proxy Statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders of Mid-America Realty Investments, Inc. (the "Company") to be held on Wednesday, April 26, 1995 at 10:00 a.m. at the Marriott Hotel, 10220 Regency Circle, Omaha, Nebraska. A copy of the Company's Annual Report for the fiscal year ended December 31, 1994 accompanies this Proxy Statement. The executive offices of the Company are located at 11506 Nicholas Street, Suite 100, Omaha, Nebraska 68154.

    Shareholders of record as of the close of business on March 3, 1995 will be entitled to vote at the meeting. On that date, there were 8,279,892 shares of common stock outstanding.

    The presence of a majority of the outstanding shares of common stock, represented in person or by proxy at the meeting, will constitute a quorum. Shares represented by proxies that are marked "abstain" will be counted as shares present for purposes of determining the presence of a quorum. Proxies relating to "street name" shares that are voted by brokers on some matters will be treated as shares present for purposes of determining the presence of a quorum, but will not be treated as shares entitled to vote at the annual meeting on those matters as to which authority to vote is withheld by the broker ("broker non-votes").

    The five nominees receiving the highest vote totals will be elected as directors of the Company. Accordingly, abstentions and broker non-votes will not affect the outcome of the election of directors. All other matters to be voted on will be decided by the affirmative vote of a majority of the shares present or represented at the meeting and entitled to vote. On any such matter, an abstention will have the same effect as a negative vote. A broker non-vote will not be counted as an affirmative vote or a negative vote because shares held by brokers will not be considered entitled to vote on matters as to which the brokers withhold authority.

    A shareholder giving a proxy may revoke it before the meeting by mailing a signed instrument revoking the proxy to: Secretary, Mid-America Realty Investments, Inc., Suite 100, 11506 Nicholas Street, Omaha, Nebraska 68154. To be effective, a mailed revocation must be received by the Secretary before the date of the Annual Meeting. A shareholder may also attend the Annual Meeting in person, and at that time withdraw his or her proxy and vote in person. This proxy statement is being mailed to shareholders on or about March 10, 1995.

    The proxy is being solicited by the Board of Directors of the Company. Proxies may also be solicited by officers and employees of the Company, and by Kissel-Blake, Inc. and its employees, by means of personal contacts or telephone contacts. The cost of solicitation of proxies including the cost of reimbursing banks, brokers, and other record holders for forwarding proxies and proxy statements to the beneficial holders of the shares, will be borne by the Company. The estimated cost of the proxy solicitation services obtained from Kissel-Blake, Inc. is $4,000, plus out-of-pocket expenses.

                             ELECTION OF DIRECTORS

    All directors of the Company are elected at each Annual Meeting. Pursuant to the By-Laws, the number of directors to be elected is five. Each person so elected shall serve until the Company's next Annual Meeting and/or until his successor is elected and qualified.

    The persons named as proxies in the accompanying proxy intend to vote for the election of the persons named below, all of whom are presently directors of the Company, to serve until the next Annual Meeting of Shareholders and/or until their successors are elected and shall qualify. It is expected that each of the nominees will be able to serve, but if such nominee is unable to serve for any reason, the proxies reserve discretion to vote or refrain from voting for a substitute nominee or nominees.

PERSONS NOMINATED FOR ELECTION AS DIRECTORS

         NAME, POSITION AND                                PRINCIPAL OCCUPATION
      TENURE WITH THE COMPANY             AGE            FOR THE PAST FIVE YEARS
- ------------------------------------      ---      ------------------------------------
Jerome L. Heinrichs (2)                       55   Mr. Heinrichs  was  appointed  Chief
Chairman and Chief Executive Officer               Operating  Officer in April 1992 and
Director Since October 1986                        then Chairman  and  Chief  Executive
                                                   Officer   in   October   1992.   Mr.
                                                   Heinrichs   was   the    co-founder,
                                                   President  and Chairman of the Board
                                                   of Investors  Realty,  Inc.,  Omaha,
                                                   Nebraska, a commercial and
                                                   industrial  real  estate  brokerage,
                                                   leasing and management company  from
                                                   1975 to April 1992.

Daniel A. Burkhardt (3)                       47   Mr.  Burkhardt has  been a Principal
Director Since January 1989                        in the Investment Banking Department
                                                   of  Edward  D.  Jones  &  Co.  since
                                                   January  1980.  Mr.  Burkhardt  also
                                                   serves  as   a  Director   for   the
                                                   following  organizations:  The Essex
                                                   County Gas Company, Amesbury, Massa-
                                                   chusetts;  St.   Joseph  Light   and
                                                   Power,  St. Joseph  Missouri; Galaxy
                                                   Cablevision Management, Inc.,
                                                   Sikeston, Missouri; Community
                                                   Investment Partners  I and  II,  St.
                                                   Louis,  Missouri;  and  Southeastern
                                                   Michigan   Gas   Enterprises,   Port
                                                   Huron, Michigan.

         NAME, POSITION AND                                PRINCIPAL OCCUPATION
      TENURE WITH THE COMPANY             AGE            FOR THE PAST FIVE YEARS
- ------------------------------------      ---      ------------------------------------
E. Stanley Kroenke                            47   Mr.  Kroenke has  been President and
Director Since January 1989                        Chief  Executive   Officer  of   The
                                                   Kroenke Group, Columbia, Missouri, a
                                                   real  estate firm which develops and
                                                   invests  in  shopping  centers   and
                                                   apartment complexes nationwide since
                                                   1986.  Mr. Kroenke also  serves as a
                                                   Director for the following organiza-
                                                   tions: Central Bank Holding Company,
                                                   Jefferson  City,   Missouri;   Boone
                                                   County   National   Bank,  Columbia,
                                                   Missouri; and  Community  Investment
                                                   Partners   I  and   II,  St.  Louis,
                                                   Missouri.

Michael F. Lawler (1)(2)(3)                   49   Mr. Lawler  has  been  Treasurer  of
Director Since January 1990                        Tenaska,  Inc., Omaha,  Nebraska, an
                                                   international developer of
                                                   independent and  cogeneration  power
                                                   projects  since November  1991. From
                                                   1985 to October 1991, he was  Senior
                                                   Vice   President   of   Finance  and
                                                   Information   Systems    of    Mercy
                                                   Midlands, Omaha, Nebraska.

John L. Maginn (1)(2)                         55   Mr. Maginn has been Senior Executive
Director Since June 1992                           Vice   President,  Chief  Investment
                                                   Officer and Treasurer  of Mutual  of
                                                   Omaha  Insurance Company  and United
                                                   of  Omaha  Life  Insurance   Company
                                                   since   August  1987.   He  is  also
                                                   President  of   Mutual  Asset   Man-
                                                   agement Company.

- -------------------
(1)  Member of the Audit Committee

(2)  Member of the Finance Committee

(3)  Member of the Compensation Committee

DIRECTOR MEETINGS AND COMPENSATION

    The Board of Directors met six times during 1994. The Board of Directors has assigned certain responsibilities to committees. None of the directors attended fewer than 75% of the meetings of the Board and Committees on which he served. The Committees established by the Board of Directors to assist it in the discharge of its responsibilities are described below.

    The Audit Committee consists of Mr. Lawler (Chairman) and Mr. Maginn. The Audit Committee recommends the independent accounting firm to be retained each year, meets periodically with the independent accountants and management to review the scope of audit procedures, to review audit reports and to consider internal control and financial reporting matters. The Committee met one time in 1994.

    The Finance Committee consists of Mr. Lawler (Chairman), Mr. Maginn, Mr. Heinrichs, and Mr. Gethmann. The Finance Committee reviews the Company's operating results and financial position (including short-term and long-term liquidity), evaluates potential sources of capital and reviews proposals for potential acquisitions. The Committee met six times in 1994.

    The Compensation Committee consists of Mr. Burkhardt (Chairman) and Mr. Lawler. The Compensation Committee determines the amount and types of renumeration to be paid to management employees and administers the Company's stock option plan. The Committee met one time in 1994.

    The Company does not have a standing Nominating Committee.

    Directors who are not employees of the Company receive fees of i) $10,000 per annum, ii) $500 for each meeting of the Board of Directors ($250 for telephone meetings), and iii) $250 for each committee meeting ($150 for telephone meetings).

EXECUTIVE OFFICERS OF THE COMPANY

                                                           PRINCIPAL OCCUPATION
         NAME AND POSITION                AGE            FOR THE PAST FIVE YEARS
- ------------------------------------      ---      ------------------------------------
Jerome L. Heinrichs, Chief Executive          55   See  "Persons Nominated for Election
Officer                                            as Directors"

Dennis G. Gethmann, President and             45   Mr.   Gethmann   was   promoted   to
Chief Operating Officer                            President    and   Chief   Operating
                                                   Officer   in   January   1995.   Mr.
                                                   Gethmann  has  been  Chief Financial
                                                   Officer of the Company since October
                                                   1993. Mr. Gethmann was the President
                                                   and  Chief   Financial  Officer   of
                                                   Financial  Services  with  Marquette
                                                   Partners, Minneapolis, Minnesota,  a
                                                   real  estate  firm that  managed and
                                                   owned commercial  real estate,  from
                                                   March 1990 to October 1993.

OWNERSHIP OF SHARES BY DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth certain information concerning all shares beneficially owned as of March 3, 1995 by each director and executive officer. The voting and investment powers for all shares listed are held solely by the named holder.

  NAMED DIRECTOR OR EXECUTIVE               SHARES         PERCENTAGE OF
 OFFICER                              BENEFICIALLY OWNED    COMMON STOCK
                                      -------------------  --------------
Jerome L. Heinrichs                           68,175*            **
Dennis G. Gethmann                            27,026*            **
John L. Maginn                                 4,300             **
E. Stanley Kroenke                             3,302             **
Michael F. Lawler                              2,700             **
Daniel A. Burkhardt                            2,666             **
                                             -------       --------------
Directors and Executive Officers as
 a Group (6 persons)                         108,169           1.31%
                                             -------       --------------
                                             -------       --------------

- -------------------
 * Includes options for shares (50,000 for Mr. Heinrichs and 16,666 for Mr. Gethmann) exercisable at $10.75 per share the listed persons have the right to acquire pursuant to stock options exercisable within 60 days of March 10, 1995.
**   Less than 1% of the Company's common stock.

OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The following  table sets  forth certain  information as  of March  3,  1995 available to the Company and as reported on Schedule 13Gs filed with the Securities and Exchange Commission in February 1995 with respect to shares of the Company held by those persons known to the Company to be beneficial owners (as determined under the rules of the Securities and Exchange Commission) of more than 5% of the Company's shares of common stock then outstanding:

                                    SHARES BENEFICIALLY OWNED
                                   ----------------------------
                                                  PERCENT OF
        NAME AND ADDRESS            NUMBER OF    TOTAL SHARES
       OF BENEFICIAL OWNER           SHARES       OUTSTANDING
- ---------------------------------  -----------  ---------------
Merrill Lynch & Co., Inc.             751,300          9.00%
World Financial Center, North
Tower
250 Versey Street
New York, New York 10281

The Travelers, Inc.                   626,575          7.60%
65 East 55th Street
New York, New York 10022

SUMMARY COMPENSATION TABLE

    The following Summary Compensation Table shows compensation paid by the Company for services rendered during 1994, 1993 and 1992 to the Chief Executive Officer and the only other executive officer of the Company whose salary and bonus exceeded $100,000 in 1994.

                                                                                         ALL OTHER
           NAME AND PRINCIPAL POSITION                 YEAR       SALARY      BONUS     COMPENSATION
- --------------------------------------------------  -----------  ---------  ---------  --------------
Jerome L. Heinrichs,                                     1994    $ 150,000  $       0   $  17,830(2)
 Chairman and Chief Executive Officer                    1993      139,164      3,500           0
                                                         1992       89,007(1)         0     11,000(3)
Dennis G. Gethmann,                                      1994      110,000          0      17,702(5)
 President and Chief Operating Officer                   1993       21,685(4)         0          0

- -------------------
(1) The 1992 amounts shown for Mr. Heinrichs are from the date he started employment with the Company (April 13, 1992) until December 31, 1992.

(2) Represents $13,955 paid by the Company for the annual premium on life insurance on the executive's life in 1994 pursuant to the Company's Executive Death Benefit Plan and $3,875 of contributions by the Company during 1994 pursuant to the Company's Executive Deferred Compensation Plan.

(3) Represents fees paid by the Company to Mr. Heinrichs in 1992 for services as a director prior to his employment with the Company on April 13, 1992.

(4) The amounts shown for Mr. Gethmann are from the date he started employment with the Company (October 21, 1993) until December 31, 1993.

(5) Represents $10,536 moving costs paid by the Company to Mr. Gethmann in 1994, $4,260 paid by the Company for the annual premium on life insurance on the executive's life in 1994 pursuant to the Company's Executive Death Benefit Plan and $2,906 of contributions by the Company during 1994 pursuant to the Company's Executive Deferred Compensation Plan.

OPTION EXERCISES IN 1994 AND YEAR-END VALUES TABLE

                                                                                             VALUE OF
                                                                              NUMBER OF     UNEXERCISED
                                                                             UNEXERCISED   IN-THE- MONEY
                                                                             OPTIONS AT     OPTIONS AT
                                                                             FY- END (#)    FY-END (#)
                                 SHARES ACQUIRED ON                         EXERCISABLE/   EXERCISABLE/
             NAME                   EXERCISE (#)       VALUE REALIZED ($)   UNEXERCISABLE  UNEXERCISABLE
- ------------------------------  ---------------------  -------------------  -------------  -------------
Jerome L. Heinrichs                           0                     0         25,000 /         0 / 0
                                                                               50,000
Dennis G. Gethmann                            0                     0          8,333 /         0 / 0
                                                                               16,667

No stock options were granted by the Company during 1994.

EMPLOYMENT AGREEMENTS

    The Company and Mr. Heinrichs are parties to an employment agreement dated April 13, 1992. Mr. Heinrichs receives a base salary of at least $120,000 per annum plus customary fringe benefits, which base salary is to be reviewed by the Board of Directors on an annual basis.

    The Company and Mr. Gethmann are parties to an employment agreement dated January 20, 1994. Mr. Gethmann receives a base salary of at least $110,000 per annum plus customary fringe benefits, which base salary is to be reviewed by the Board of Directors on an annual basis.

    Each employment agreement is terminable by either party thereto at any time subject to certain notice requirements; provided, that if the Company terminates an employment agreement without cause (as defined in each employment agreement), the terminated executive will receive severance pay equal to his normal monthly pay for a period of two years. If an employment agreement is terminated following a change in control of the Company (as defined in each employment agreement), the terminated executive will receive severance payments equal to 200% of his then current annual base salary.

REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee is responsible for establishing and administering the executive compensation and stock option plans for the Company. The Committee is composed on non-employee directors.

    The base salary for the Company's executive officers is reviewed annually by the Committee. The Committee approved a bonus program in January 1994 which established a bonus pool based on the Company's increasing Funds From Operations by at least $.06 per share over 1993 Funds From Operations. Since this target was not achieved in 1994, no amounts were paid to the executive officers under the 1994 bonus program.

    The Committee also established during 1994 the Executive Death Benefit Plan and the Executive Deferred Compensation Plan, both of which are designed to further assist the Company in attracting and retaining executive officers. Under the Executive Death Benefit Plan, the Company purchased a $300,000 split-dollar life insurance policy on the Chief Executive Officer and a $225,000 split-dollar life insurance policy on the President. The executive officer pays the "term" portion of the annual premium and the Company pays the balance of the annual premium (which amount must be repaid to the Company from the proceeds of the policy), which amount is reflected as "all other compensation" in the Summary Compensation Table. Under the Executive Deferred Compensation Plan, the executive officers are entitled to defer a portion of their base salary and annual bonuses. The Company matches up to 50% of such deferrals up to $10,000 per executive per year. Such Company contributions vest 50% after five years and in installments thereafter. The Company matching contributions, and the interest credited to the deferred accounts on an annual basis, are included in "all other compensation" in the Summary Compensation Table.

COMPENSATION OF THE EXECUTIVE OFFICERS

    Mr. Heinrichs serves as Chairman and Chief Executive Officer. His base salary was increased to $150,000 per annum from $120,000 per annum in April 1993. Mr. Heinrichs' former base salary was established under his employment agreement (see "Employment Agreements"), and $20,000 of the increase in April 1993 was based on performance criteria in his employment agreement. The Committee made no change in Mr. Heinrichs' base salary in 1994.

    Mr. Gethmann was hired as Chief Financial Officer in October 1993 and was promoted to President and Chief Operating Officer in January 1995. In conjunction with his promotion, his base salary was increased to $135,000 per annum from $110,000 per annum in January 1995. His former base salary was established pursuant to his employment agreement (see "Employment Agreements").

                                          The Compensation Committee
                                            Daniel A. Burkhardt, Chairman
                                            Michael F. Lawler

STOCK PRICE PERFORMANCE GRAPH

    The following performance graph compares the performance of the Company's common stock to the total returns in the Standard and Poor's 500 Stock Index ("S & P 500 Index") and the National Association of Real Estate Investment Trusts Total Return Index for Equity REITs ("NAREIT Equity Index"). The performance graph shows the cumulative, five-year shareholders returns. The graph assumes that the value of the investment in the Company's common stock, the S & P 500 Index and the NAREIT Equity Index was $100 at December 31, 1989 and that any dividends were reinvested.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              MDI      NAREIT EQUITY INDEX    S&P 500
12/31/89      100.00                 100.00     100.00
12/31/90      105.71                  84.85      96.83
12/31/91      104.48                 114.86     126.41
12/31/92       89.76                 131.62     136.10
12/31/93       93.72                 157.49     149.70
12/31/94       70.11                 162.49     151.66

                        APPROVAL OF THE 1995 STOCK PLAN

GENERAL

    The Company's Board of Directors has adopted the Mid-America Realty 1995 Stock Plan (the "Plan"), subject to shareholder approval. The Board of Directors recognizes the value of stock incentives in assisting the Company in the hiring and retaining of management personnel and in enhancing of the long-term mutuality of interest between the Company shareholders and its directors, officers and employees. Since only 50,000 shares of common stock remain available for grant under the Company's current plan, the Board of Directors has approved the Plan which authorizes the issuance of up to 250,000 shares common stock.

    Under the Plan, the Compensation Committee (the "Committee") of the Board, composed of non-employee directors, may grant stock options, stock appreciation rights and restricted stock to officers and other employees of the Company and its subsidiaries. Non-employee directors will receive a portion of their annual retainer fees in common stock on a quarterly basis. See "Grants Under the Plan
- --  Non-Employee  Directors".  The  Committee  administers  the  Plan  and   its
determinations are binding upon all persons participating in the Plan.

    The maximum number of shares of common stock that may be issued under the Plan is 250,000. Any shares of common stock subject to an award which for any reason are canceled, terminated or otherwise settled without the issuance of any common stock are again available for awards under the Plan. The number of grantees may vary from year to year. The number of employees eligible to participate in the Plan is approximately 20. The maximum number of shares of common stock with respect to which options, stock appreciation rights or restricted stock may be issued under the Plan to any one employee shall not exceed 25% of the aggregate number of shares of common stock that may be issued under the Plan. If there is a stock split, stock dividend, recapitalization, or other relevant change affecting the Company's common stock, appropriate adjustments may be made by the Committee in the number of shares issuable in the future and in the number of shares and price under all outstanding grants made before the event.

GRANTS UNDER THE PLAN

    STOCK OPTIONS FOR EMPLOYEES. The Committee may grant employees nonqualified options and options qualifying as incentive stock options. The option price of either a nonqualified stock option or an incentive stock option will be the fair market value of the common stock on the date of grant. Options qualifying as incentive stock options must meet certain requirements of the Internal Revenue Code, including the requirement that the aggregate fair market value of the common stock (determined at the time of the grant of the option) with respect to which such options are exercisable for the first time by an employee during any calendar year shall not exceed $100,000. To exercise an option, an employee may pay the option price in cash, or if permitted by the Committee, by delivering other shares of common stock if such shares have been owned by the optionee for at least six months. The term of each option will be fixed by the Committee but may not exceed ten years from the date of grant. The Committee will determine the time or times when each option is exercisable. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the Committee, including acceleration in the event of a change-in-control of the Company.

    NON-EMPLOYEE DIRECTORS. Under the Plan, commencing with the annual term of directors elected at the 1995 annual shareholders' meeting, each non-employee director shall receive 50% of the value of the annual retainer fee in the form of Company common stock. The annual retainer fee shall be paid in four installments on the last business day of each calendar quarter. Non-employee directors are not eligible to receive any other form of benefit under the Plan.

    STOCK APPRECIATION RIGHTS. The Committee may grant a stock appreciation right (an "SAR") in conjunction with an option granted under the Plan or separately from any option. Each SAR granted in tandem with an option may be exercised only to the extent that the corresponding option is exercised, and such SAR terminates upon termination or exercise of the corresponding option. Upon the exercise of an SAR granted in tandem with an option, the corresponding option will terminate. SAR's granted separately from options may be granted on such terms and conditions as the Committee establishes. If an employee exercises an SAR, the employee will generally receive a payment equal to the excess of the fair market value at the time of exercise of the shares with respect to which the SAR is being exercised over the price of such shares as fixed by the Committee at the time the SAR was granted. Payment may be made in cash, in shares of Company common stock, or any combination of cash and shares as the Committee determines.

    RESTRICTED STOCK. The Committee may grant awards of restricted stock to employees under the Plan. The restrictions on such shares shall be established by the Committee, which may include restrictions relating to continued employment and Company financial performance. The Committee may issue such restricted stock awards without any cash payment by the employee, or with such cash payment as the Committee may determine. The Committee has the right to accelerate the vesting of restricted shares and to waive any restrictions.

    TAX WITHHOLDING. The Committee may permit an employee to satisfy applicable federal, state and local income tax withholding requirements through the delivery to the Company of previously-acquired shares of common stock or by having shares otherwise issuable under the Plan withheld by the Company.

    OTHER INFORMATION. Awards under the Plan are not transferable except by will or the laws of descent and distribution and may be exercised only by the grantee during his or her lifetime. The Board may terminate the Plan at any time but such termination shall not affect any stock options, SAR's or restricted stock then outstanding under the Plan. Unless terminated by action of the Board, the Plan will continue in effect until December 31, 2004, but awards granted prior to such date will continue in effect until they expire in accordance with their terms. The Board may also amend the Plan as it deems advisable. All material amendments to the Plan must be submitted to the shareholders for their approval to the extent required by Rule 16b-3 promulgated under the Securities Exchange Act of 1934 as amended.

FEDERAL INCOME TAX CONSEQUENCES

    EMPLOYEE AND COMPANY TAXATION. With respect to incentive stock options, if the holder of an option does not dispose of the shares acquired upon exercise of the option within one year from the transfer of such shares to such employee, or within two years from the date the option to acquire such shares is granted, for federal income tax purposes (i) the optionee will not recognize any income at the time of the exercise of the option; (ii) the excess of the fair market value of the shares as of the date of exercise over the option price will constitute an "item of adjustment" for purposes of the alternative minimum tax; and (iii) the difference between the option price and the amount realized upon the sale of the shares by the optionee will be treated as a long-term capital gain or loss. The Company will not be allowed a deduction for federal income tax purposes in connection with the granting of an incentive stock option or the issuance of shares thereunder.

    With respect to the grant of options which are not incentive stock options, the person receiving an option will recognize no income on receipt thereof. Upon the exercise of the option, the optionee will recognize ordinary income in the amount of the difference between the option price and the fair market value of the shares on the date the option is exercised. The Company will receive an equivalent deduction at that time.

    With respect to restricted stock awards, an amount equal to the fair market value of the Company shares distributed to the employee (in excess of any purchase price paid by the employee) will be includable in the employee's gross income at the time of receipt unless the award is not transferable and subject to a substantial risk of forfeiture as defined in Section 83 of the Internal Revenue Code (a "Forfeiture Restriction"). If an employee receives an award subject to a Forfeiture Restriction, the employee may elect to include in gross income the fair market value of the award. In the absence of such an election, the employee will include in gross income the fair market value of the award subject to a Forfeiture Restriction on the earlier of the date such restrictions lapse or the date the award becomes transferable. The Company is entitled to a deduction at the time and in the amount income is included in the gross income of an employee.

    With respect to stock appreciation rights, the amount of any cash (or the fair market value of any common stock) received upon the exercise of a stock appreciation right will be subject to ordinary income tax in the year of receipt and the Company will be entitled to a deduction for such amount.

    COMPENSATION DEDUCTION LIMITATION. The 1993 Omnibus Budget Reconciliation Act ("OBRA") limited to $1 million per year the tax deduction available to public companies for certain compensation paid to designated executive officers. OBRA provides an exception from this limitation for certain performance-based compensation, if various requirements are satisfied. The Plan is designed to satisfy this exception for stock options and stock appreciation rights issued thereunder. The Company therefore anticipates being entitled to deduct an amount equal to the taxable income reportable by a recipient of options or stock appreciation rights. Additional requirements must be satisfied, including future shareholder approval of specified performance-based goals, if the issuance of restricted stock is to satisfy this exception. The Company does not presently intend to grant a significant number of restricted stock awards to the designated executive officers. Consequently, the Company does not anticipate that the deduction limitation will have a material impact on the Plan.

VOTE REQUIRED

    The favorable vote of the holders of a majority of the outstanding shares of common stock present in person or represented by proxy at the meeting is required for approval of the Plan.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE 1995 STOCK PLAN.

                   RATIFICATION OF APPOINTMENT OF INDEPENDENT
                               PUBLIC ACCOUNTANTS

    The Board of Directors, upon the recommendation of the Audit Committee, has appointed Deloitte & Touche LLP as the firm of independent certified public accountants to audit the books and accounts of the Company and its consolidated subsidiary for the year 1995 subject to ratification by shareholders. Deloitte & Touche LLP has audited the Company's books and records every year since 1987.

    A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, and will have an opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions by shareholders.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP.

                                 OTHER MATTERS

    The Board of Directors does not know of any matter, other than those described above, that may be presented for action at the Annual Meeting. If any other matter or proposal should be presented and should properly come before the meeting for action, the persons named in the accompanying proxy will vote upon such matter and upon such proposal in accordance with their best judgment.

Mid-America Realty Investments, Inc.
Proxy for the Annual Meeting of Shareholders to be held on April 26,
1995

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE
COMPANY

The undersigned hereby constitutes and appoints Jerome L. Heinrichs and Dennis G. Gethmann, or either of them, with full power of substitution in each of them, for and on behalf of the undersigned to vote as proxies, as directed and permitted herein, at the 1995 Annual Meeting of Shareholders of the Company to be held at the Marriott Hotel, 10220 Regency Circle, Omaha, Nebraska, on Wednesday, April 26, 1995 at 10:00 a.m., and at any adjournment thereof, upon matters set forth in the Proxy Statement and, in their judgment and discretion, upon such other business as may properly come before the meeting.

(Please mark this Proxy and sign and date it on the reverse side hereof and return it in the enclosed envelope.)

Please mark in oval in the following manner using dark ink only.
Withhold
For All Nominees
Withhold For Only
The Following Nominee(s):
Vote For All Nominees
Item 1. Election of Directors -- for the following nominees for
Director: Daniel A. Burkhardt, Jerome L. Heinrichs,
E. Stanley Kroenke, Michael F. Lawler, John L. Maginn.
For
Against
Abstain
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

Item 2. Approval of the Company's 1995 Stock Plan.
For
Against
Abstain
Dated                 , 1995

(Signature of Shareholder)

(Signature of Shareholder)

PLEASE DATE AND SIGN NAME EXACTLY AS IT APPEARS ON THIS CARD AND
RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.
Joint owners should each sign. Executors, administrators, trustees, guardians and corporate officers should give title.
Item 3. Ratify the appointment of independent public accountants for 1995.